Exhibit 99.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report of Elite Information Group, Inc. (the “Company”) on Form 10-K for the year ending December 31, 2002 as submitted for filing with the Securities and Exchange Commission on the date hereof (the “Report”), I, Barry D. Emerson, Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 28, 2003

/s/ Barry D. Emerson Barry D. Emerson Vice President and Chief Financial Officer Elite Information Group, Inc.

A signed original of this written statement required by Section 906 has been provided to Elite Information Group, Inc. and will be retained by Elite Information Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.